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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 17, 2001

                                DEVX ENERGY, INC.

             (Exact name of registrant as specified in its charter)


    STATE OF DELAWARE                 000-21179              75-2615565

    (State or other          (Commission of File Number)    (I.R.S. Employer
jurisdiction incorporation)                               Identification Number)



                                 13760 Noel Road
                                   Suite 1030
                            Dallas, Texas 75240-7336
               (Address of principal executive offices) (zip code)


                                 (972) 233-9906
                          (Registrant's Telephone No.)

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ITEM 1.       CHANGE IN CONTROL OF REGISTRANT.

           Pursuant to the Agreement and Plan of Merger dated November 12, 2001 (the "Merger Agreement"), by and between Comstock Resources, Inc., a Nevada corporation ("Comstock"), Comstock Holdings, Inc. ("Holdings"), a Delaware corporation and wholly owned subsidiary of Comstock, Comstock Acquisition Inc. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Holdings, and DevX Energy, Inc., a Delaware corporation and the Registrant ("DevX"), the Purchaser made an offer to purchase, through a cash tender offer (the "Offer"), all of the outstanding shares of common stock of DevX ("Shares") for $7.32 per Share, net to the seller, without interest.

           The Offer expired at 12:00 midnight, New York City time, on Thursday, December 13, 2001. Based on information provided by the American Stock Transfer and Trust Company, the Depositary of the Offer, as of the expiration of the Offer, 12,283,728 Shares had been tendered and not withdrawn (including guaranteed deliveries), representing approximately 97% of the issued and outstanding Shares. Purchaser has accepted for purchase and payment all shares validly tendered and not withdrawn pursuant to the Offer which has resulted in a change in control of the Registrant. Comstock issued a press release announcing the acceptance of Shares, a copy of which is filed as Exhibit (a)(1) to the Schedule TO/A filed by Comstock, Holdings and Purchaser on December 17, 2001.

           On December 17, 2001, Comstock completed the acquisition of DevX by effecting a short-form merger under Section 253 of the Delaware General Corporation Law, whereby the Purchaser was merged with and into DevX, and each Share of DevX common stock not previously purchased in the Offer was converted into the right to receive $7.32 per Share in cash, without interest (subject to applicable dissenter's rights). DevX was the entity surviving the merger and is now an indirect wholly owned subsidiary of Comstock. A copy of the Merger Agreement is filed as Exhibit (d)(1) to the Schedule TO filed by Comstock, Holdings and Purchaser on November 15, 2001.

           The Registrant has filed a formal request for the delisting of its Shares from the Nasdaq National Market, and such delisting became effective prior to the open of trading on December 18, 2001.

         The total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay the fees and expenses related thereto is estimated by Comstock to have been approximately $93 million. The funds used by Purchaser to effect these transactions were provided by Comstock to the Purchaser. Comstock obtained these funds from its new $350 million Senior Secured Revolving Credit Facility being provided by TD Securities (USA) Inc.

         In accordance with the terms of the Merger Agreement, the directors of the Registrant were replaced as directors of the Registrant. Immediately following the Merger, the size of the board of directors of the Registrant was reduced to two members and Messrs. M. Jay Allison and Roland O. Burns were elected as the directors of the Registrant.

                                       2

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         On December 13, 2001, Comstock also entered into private agreements for
DevX to redeem approximately $45 million of the outstanding $50 million of DevX's 12.5% Senior Notes due in 2008 for 110% of the principal amount of the DevX Senior Notes plus accrued interest.

         Except as described above, to the best of the Registrant's knowledge, there are no arrangements, including any pledge of Comstock, Holdings and Purchaser (or any other direct or indirect subsidiary of Comstock) of the Shares, the operation of which may at a subsequent date result in a change of control of the Registrant.

                                       3

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                    2.1 Agreement and Plan of Merger among Comstock Resources, Inc., Comstock Holdings, Inc., Comstock Acquisition Inc. and DevX Energy, Inc. dated as of November 12, 2001 (incorporated herein by reference to Exhibit
                         (d)(1) to the Tender Offer Statement on Schedule TO filed by Comstock Resources, Inc., Comstock Holdings, Inc. and Comstock Acquisition Inc. on November 15,
                         2001)

                    99.1 Press Release issued by Comstock Resources, Inc. and
                         DevX Energy, Inc. on December 17, 2001 (incorporated herein by reference to Exhibit 99.1 to the Tender Offer Statement on Schedule TO/A filed by Comstock Resources, Inc., Comstock Holdings, Inc. and Comstock Acquisition Inc. on December 17, 2001)

                                       4

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     COMSTOCK RESOURCES, INC.



Dated: December 21, 2001                             By:      /s/ M. Jay Allison
                                                           ---------------------
                                                              M. Jay Allison
                                                              President


                                       5


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                                 EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

2.1        Agreement and Plan of Merger among Comstock Resources, Inc., Comstock
           Holdings, Inc., Comstock Acquisition Inc. and DevX Energy, Inc. dated as of November 12, 2001 (incorporated herein by reference to Exhibit
           (d)(1) to the Tender Offer Statement on Schedule TO filed by Comstock
           Resources, Inc., Comstock Holdings, Inc. and Comstock Acquisition
           Inc. on November 15, 2001)

99.1       Joint Press Release issued by Comstock Resources, Inc. and DevX
           Energy, Inc. on December 17, 2001 (incorporated herein by reference to Exhibit 99.1 to the Tender Offer Statement on Schedule TO/A filed by Comstock Resources, Inc., Comstock Holdings, Inc. and Comstock
           Acquisition Inc. on December 17, 2001)